UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2014

REDtone Asia, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-129388	71-098116
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

Unit 15A, Plaza Sanhe, No. 121 Yanping Road, JingAn District 200042 Shanghai, PRC
(Address of Principal Executive Offices, Including Zip Code)

(86) 61032230
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On July 25, 2014, the Company REDtone Asia, Inc. entered into an agreement to dispose of its entire equity interest in Shanghai Hongsheng Net Telecommunications Company Limited (“Hongsheng”), a VIE subsidiary, to Guotai Investment Holdings Limited at RMB18 million for the entities and RMB10 million for the subsidiary’s electronic point-of-sale equipment and system, for a total cash consideration of RMB28 million.

Prior to the completion of the above transaction, Hongsheng shall transfer all its operations, assets and liabilities other than investment in Shanghai Qianyue Business Administration Company, Limited to Shanghai Huitong Telecommunications Company, Limited.

The transaction described herein will be closed after the required authority transfer procedure and registration is completed and approved.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REDTONE ASIA, INC.

By:

/s/__________________________
Name:         Chuan Beng Wei
Title:           Chief Executive Officer
Date:           July 31, 2014